UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2017

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

6348 Walker Lane
Alexandria, VA	22,310
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VSE CORPORATION

Item 8.01 Other Events

Heritage Lawsuit
On January 24, 2017, a United States District Judge for the Eastern District of Virginia awarded damages of approximately $3.5 million against VSE Corporation (“VSE”) in a civil lawsuit, Heritage Disposal and Storage v. VSE Corporation, that has been previously reported in VSE’s quarterly report on Form 10-Q for the quarters ended June 30 and September 30, 2016 filed with the Securities Exchange Commission. The court’s order reduces the previously reported jury award of approximately $4.8 million rendered on June 30, 2016. The court denied Heritage’s motion for prejudgment interest. The Heritage lawsuit, which was filed in February 2015, alleged that VSE had not paid Heritage the full charges for services rendered as a subcontractor in respect of the storage and manipulation of fireworks under VSE’s prime contract with the U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives. VSE is evaluating its legal options in respect of the court’s decision, including the filing of a motion for a new trial or of an appeal. VSE expects that its consolidated statement of income for the fiscal year ended December 31, 2016 will include a reserve that will be greater than the $1.2 million recorded in VSE’s unaudited consolidated statements of income on Form 10-Q for the quarters ended June 30 and September 30, 2016. While VSE will continue to make appropriate disclosure regarding this lawsuit as required by applicable law, it does not intend to comment or respond to inquiries regarding the matter.
Anchorage Lawsuit
On or about January 25, 2017, VSE Corporation (“VSE”) and its wholly owned subsidiary Integrated Concepts and Research Corporation (“ICRC”) settled the civil lawsuits, Anchorage v. Integrated Concepts and Research Corporation, et al., and The Charter Oak Fire Insurance Company, The Travelers Indemnity Company of Connecticut and Travelers Property Casualty Company of America v. Integrated Concepts and Research Corporation, VSE Corporation and Municipality of Anchorage, pending in the United States District Court for the District of Alaska. Both lawsuits have been previously reported by VSE, including in its annual report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities Exchange Commission. Pursuant to the settlement of these lawsuits, ICRC and VSE’s insurers have agreed to pay the Municipality of Anchorage, Alaska a total of $3,750,000, of which approximately $750,000 will be paid by ICRC. Both lawsuits are expected to be dismissed with prejudice by the court.
Anchorage v. Integrated Concepts and Research Corporation, et al., was filed in March 2013 by the Municipality of Anchorage against ICRC and two former subcontractors of ICRC. The Anchorage lawsuit asserted breach of contract and negligence in respect of services ICRC rendered under its Port of Anchorage Intermodal Expansion Contract with the U.S. Maritime Administration, which expired in May 2102.
The Charter Oak Fire Insurance Company, The Travelers Indemnity Company of Connecticut and Travelers Property Casualty Company of America v. Integrated Concepts and Research Corporation, VSE Corporation and Municipality of Anchorage, was filed against VSE and ICRC in August 2015. The plaintiff insurance companies were seeking (a) a declaration by the court that there is no defense or indemnity coverage available to ICRC and VSE for the above-referenced Anchorage lawsuit under the insurance policies issued by the plaintiffs and (b) reimbursement of defense fees and costs incurred by the plaintiffs in the defense of uncovered claims in respect of the Anchorage lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: January 26, 2017	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary